THE NEW HOME COMPANY INC.
2014 LONG-TERM INCENTIVE PLAN

OPTION AWARD NOTICE
[Name of Optionee]
You have been awarded an option to purchase shares of Common Stock of The New Home Company Inc. (the “Company”), pursuant to the terms and conditions of The New Home Company Inc. 2014 Long-Term Incentive Plan (the “Plan”) and the Stock Option Agreement (together with this Award Notice, the “Agreement”). Copies of the Plan and the Stock Option Agreement are attached hereto. Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.

Option:
You have been awarded a Nonqualified Stock Option to purchase from the Company [insert number] shares of its Common Stock, par value $0.01 per share, subject to adjustment as provided in Section 3.4 of the Agreement.

Option Date:	____________________, _____

Exercise Price:	$______________ per share, subject to adjustment as provided in Section 3.4 of the Agreement.

Vesting Schedule:
Except as otherwise provided in the Plan, the Agreement or any other agreement between the Company and Optionee, the Option shall vest [on the third anniversary of the Option Date with respect to all of the shares subject thereto] OR [[(i) on the first anniversary of the Option Date with respect to one-third of the number of shares subject thereto on the Option Date, rounded up to the nearest whole share, (ii) on the second anniversary of the Option Date with respect to an additional one-third of the number of shares subject thereto on the Option Date, rounded down to the nearest whole share and (iii) on the third anniversary of the Option Date with respect to the remaining shares subject thereto on the Option Date;] provided you remain continuously employed by the Company or a Subsidiary through the applicable vesting date.

Expiration Date:
Except to the extent earlier terminated pursuant to Section 2.2 of the Agreement or earlier exercised pursuant to Section 2.3 of the Agreement, the Option shall terminate at 5:00 p.m., Pacific time, on the tenth anniversary of the Option Date.

THE NEW HOME COMPANY INC.

By:	______________________________
Name:
Title:

Acknowledgment, Acceptance and Agreement:
By signing below and returning this Award Notice to The New Home Company Inc. at the address stated herein, I hereby acknowledge receipt of the Agreement and the Plan, accept the Option granted to me and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.

______________________________
Optionee

______________________________
Date

THE NEW HOME COMPANY INC.
ATTENTION: [_______]
95 ENTERPRISE, SUITE 325
ALISO VIEJO, CALIFORNIA 92656

THE NEW HOME COMPANY INC.
2014 LONG-TERM INCENTIVE PLAN

Stock Option Agreement
The New Home Company Inc., a Delaware corporation (the “Company”), hereby grants to the individual (“Optionee”) named in the award notice attached hereto (the “Award Notice”) as of the date set forth in the Award Notice (the “Option Date”), pursuant to the provisions of The New Home Company Inc. 2014 Long-Term Incentive Plan (the “Plan”), an option to purchase from the Company the number and class of shares of stock set forth in the Award Notice at the price per share set forth in the Award Notice (the “Exercise Price”) (the “Option”), upon and subject to the terms and conditions set forth below, in the Award Notice and in the Plan. For purposes of this Agreement, “Company” shall mean the Company and any Subsidiary thereof, collectively and individually. Capitalized terms not defined herein shall have the meanings specified in the Plan.
1.Option Subject to Acceptance of Agreement. The Option shall be null and void unless Optionee shall accept this Agreement by executing the Award Notice in the space provided therefor and returning an original execution copy of the Award Notice to the Company.
2.    Time and Manner of Exercise of Option.
2.1.    Maximum Term of Option. In no event may the Option be exercised, in whole or in part, after the expiration date set forth in the Award Notice (the “Expiration Date”).
2.2.    Vesting and Exercise of Option. The Option shall become vested and exercisable in accordance with the vesting schedule set forth in the Award Notice (the “Vesting Schedule”). The Option shall be vested and exercisable following a termination of Optionee’s employment according to the following terms and conditions:
(a)    Termination as a Result of Optionee’s Retirement. If Optionee’s employment with the Company terminates by reason of Optionee’s Retirement, then the Option shall become vested and exercisable with respect to a prorated number of shares of Common Stock, [determined by multiplying the number of shares subject to the Option by a fraction, the numerator of which is the number of months from the Option Date until the date of Optionee’s Retirement and the denominator of which is 36] [OR] [determined by multiplying the number of shares subject to the Option that are scheduled to become vested and exercisable as of the next vesting date following the date of Optionee’s Retirement by a fraction, the numerator of which is the number of months from the most recent vesting date in the Vesting Schedule until the date of Optionee’s Retirement and the denominator of which is 12], and the Option, to the extent vested and exercisable as of such Retirement, may thereafter be exercised by Optionee until and including the earlier to occur of (i) the date which is one year after the date of such Retirement and (ii) the Expiration Date.
(b)    Termination as a Result of Optionee’s Death or Disability. If Optionee’s employment with the Company terminates by reason of Optionee’s death or Disability, then the Option, to the extent vested on the effective date of such termination of employment, may thereafter be exercised by Optionee or Optionee’s executor, administrator, legal representative, guardian or similar person until and including the earlier to occur of (i) the date which is one year after the date of such termination of employment and (ii) the Expiration Date.
(c)    Termination Other than for Cause, Retirement, Death or Disability. If Optionee’s employment with the Company is terminated for any reason other than for Cause, Retirement, death or Disability, the Option, to the extent vested on the effective date of such termination of employment, may thereafter be exercised by Optionee until and including the earlier to occur of (i) the date which is ninety (90) days after the date of such termination of employment and (ii) the Expiration Date.
(d)    Termination by Company for Cause. If Optionee’s employment with the Company terminates by reason of the Company’s termination of Optionee’s employment for Cause, then the Option, whether or not vested, shall terminate immediately upon such termination of employment.
(e)    Cause. For purposes of this Option, “Cause” shall have the meaning set forth in the employment agreement, if any, between Optionee and the Company, provided that if Optionee is not a party to an employment agreement that contains such definition, then “Cause” shall mean any of the following, as reasonably determined, in good faith, by the Board: (i) Optionee’s willful failure to follow the reasonable and lawful directions of the Company; (ii) conviction of a felony (or a plea of guilty or nolo contendere by Optionee to a felony) that materially harms the Company; (iii) acts of fraud, dishonesty or misappropriation committed by Optionee and intended to result in substantial personal enrichment at the expense of the Company; (iv) willful misconduct by Optionee in the performance of Optionee’s material duties which is likely to materially damage the financial position or reputation of the Company; or (v) a material breach of any agreement between the Company and Optionee.
(f)    Disability. For purposes of this Option, “Disability” shall mean Optionee’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
(g)    Retirement. For purposes this Option, “Retirement” shall mean the termination of Optionee’s employment on or after attaining age 65 and completion of at least five years of service after the closing of the initial public offering of the Company, other than a termination by the Company for Cause.
2.3.    Method of Exercise.
(a)    Subject to the limitations set forth in this Agreement, the Option may be exercised by Optionee (A) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (i) in cash, (ii) by delivery to the Company (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (iii) by authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (iv) in cash by a broker-dealer acceptable to the Company to whom Optionee has submitted an irrevocable notice of exercise or (v) by a combination of (i), (ii) and (iii), and (B) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by Optionee. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 3.3, have been paid (or arrangement made for such payment to the Company’s satisfaction).
(b)    If the Fair Market Value of a share of Common Stock on the Expiration Date of the Option exceeds the Exercise Price of the Option, then to the extent the Option has not theretofore been exercised, expired or otherwise terminated, the Company shall cause the Option to be automatically exercised immediately prior to its termination on the Expiration Date, and to provide for the Exercise Price and the Required Tax Payments to be satisfied by withholding whole shares of Common Stock that would otherwise be delivered to Optionee having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligations.
2.4.    Termination of Option. In no event may the Option be exercised after it terminates as set forth in this Section 2.4. The Option shall terminate, to the extent not earlier terminated pursuant to Section 2.2 or exercised pursuant to Section 2.3, on the Expiration Date. Upon the termination of the Option, the Option and all rights hereunder shall immediately become null and void.
3.    Additional Terms and Conditions of Option.
3.1.    Nontransferability of Option. The Option may not be transferred by Optionee other than by will or the laws of descent and distribution, pursuant to the designation of one or more beneficiaries on the form prescribed by the Company or, to the extent permitted by the Committee, a trust or entity established by the Optionee for estate planning purposes, a charitable organization designated by the Optionee or pursuant to a qualified domestic relations order, in each case, without consideration. Except to the extent permitted by the foregoing sentence, (i) during Optionee’s lifetime the Option is exercisable only by Optionee or Optionee’s legal representative, guardian or similar person and (ii) the Option may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Option, the Option and all rights hereunder shall immediately become null and void.
3.2.    Investment Representation. Optionee hereby represents and covenants that (a) any shares of Common Stock purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless the subsequent sale has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, Optionee shall submit a written statement, in a form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of any purchase of any shares hereunder or (y) is true and correct as of the date of any sale of any such shares, as applicable. As a further condition precedent to any exercise of the Option, Optionee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board or the Committee shall in its sole discretion deem necessary or advisable.
3.3.    Withholding Taxes. (a) The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock, upon the exercise of the Option, payment by Optionee of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such exercise of the Option (the “Required Tax Payments”).
(b)    Optionee may satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company, (2) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments, (3) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered or an amount of cash which would otherwise be payable to the Optionee having an aggregate Fair Market Value, determined as of the date the obligation to withhold or pay taxes arises in connection with the Award (the “Tax Date”), equal to the Required Tax Payments, (4) except as may be prohibited by applicable law, a cash payment by a broker-dealer acceptable to the Company to whom Optionee has submitted an irrevocable notice of exercise or (5) any combination of (1), (2) and (3). Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by Optionee.
3.4.    Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the terms of the Option, including the number and class of securities subject hereto and the Exercise Price, shall be appropriately adjusted by the Committee, such adjustments to be made without an increase in the aggregate Exercise Price and in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of rights of participants. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.
3.5.    Change in Control. In the event of a Change in Control, the Option shall become fully vested and exercisable immediately prior to such Change in Control, and the Board (as constituted prior to such Change in Control) may, in its discretion:
(a)    require that shares of capital stock of the corporation resulting from such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to the Option, with an appropriate and equitable adjustment to the Option as determined by the Board in accordance with Section 3.4; or
(b)    require the Option to be surrendered to the Company and to be immediately cancelled by the Company, and to provide for Optionee to receive (i) a cash payment from the Company in an amount equal to the number of shares of Common Stock then subject to the Option multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock on the date of the occurrence of the Change in Control, over the Exercise Price, (ii) shares of capital stock of the corporation resulting from such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (i) above or (iii) a combination of the payment of cash pursuant to clause (i) above and the issuance of shares pursuant to clause (ii) above.
3.6.    Compliance with Applicable Law. The Option is subject to the condition that if the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or issuance of shares hereunder, the Option may not be exercised, in whole or in part, and such shares may not be issued, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.
3.7.    Award Subject to Clawback. The Option and any shares of Common Stock, cash, other securities or other property delivered pursuant to the Option are subject to forfeiture, recovery by the Company or other action pursuant to any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.
3.8.    Issuance or Delivery of Shares. Upon the exercise of the Option, in whole or in part, the Company shall issue or deliver, subject to the conditions of this Section 3, the number of shares of Common Stock purchased against full payment therefor. Such issuance shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance, except as otherwise provided in Section 3.3.
3.9.    Option Confers No Rights as Stockholder. Optionee shall not be entitled to any privileges of ownership with respect to shares of Common Stock subject to the Option unless and until such shares are purchased and issued upon the exercise of the Option, in whole or in part, and Optionee becomes a stockholder of record with respect to such issued shares. Optionee shall not be considered a stockholder of the Company with respect to any such shares not so purchased and issued.
3.10.    Option Confers No Rights to Continued Employment. In no event shall the granting of the Option or its acceptance by Optionee, or any provision of this Agreement or the Plan, give or be deemed to give Optionee any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time.
4.    Miscellaneous Provisions.
4.1.     Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.
4.2.    Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of Optionee, acquire any rights hereunder in accordance with this Agreement or the Plan.
4.3.    Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to The New Home Company Inc., Attn. [____], 95 Enterprise, Suite 325, Aliso Viejo, California 92656, and if to Optionee, to the last known mailing address of Optionee contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.
4.4.    Governing Law. This Agreement, the Option and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.
4.5.    Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan, and shall be interpreted in accordance therewith. Optionee hereby acknowledges receipt of a copy of the Plan, and by signing and returning the Award Notice to the Company, at the address stated herein, he or she agrees to be bound by the terms and conditions of this Agreement, the Award Notice and the Plan.

4.6.    Entire Agreement. The Plan is incorporated herein by reference. Capitalized terms not defined herein shall have the meanings specified in the Plan. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee.
4.7.    Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not effect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.
4.8.    Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Optionee, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.
4.9.    Counterparts. The Award Notice may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.